Exhibit 23.2

Wood Group USA, Inc.

A third-party firm comprising mining experts

Wood Group USA, Inc.

17325 Park Row Houston

Texas 77084

USA

CONSENT OF WOOD GROUP USA, INC

Wood Group USA, Inc. (Wood) hereby states that it is a third-party firm comprising mining experts, including geologists and engineers, and is the firm responsible for authoring all chapters of the technical report summary, titled “Cuajone Operations, Peru, Technical Report Summary” current as at December 31, 2022”,

as signed by Wood (the “Technical Report Summary”).

Furthermore, Wood consents to:

(a)	the filing and use of the Technical Report Summary by Southern Copper Corporation (”the

“Company”) as an exhibit to and reference in the Company’s annual report on Form 10-K for the year ended December 31, 2022 (together with any amendments or supplements and/or exhibits thereto, the “10-K”);

(b)	the use of and reference to Wood’s name, including Wood’s status as a third-party firm comprising mining experts, including geologists and engineers (as described in Subpart 1300 of Regulation

S-K promulgated by the U.S. Securities and Exchange Commission (“Subpart 1300”)), in

connection with the 10-K and any such Technical Report Summary;

(c)	the use of information derived, summarized, quoted or referenced from the Technical Report

Summary, or portions thereof, that was prepared by Wood, that Wood supervised the preparation of and/or that was reviewed and approved by Wood, that is included or incorporated by reference in the 10-K; and

(d)	the incorporation by reference in the Company’s Registration Statement on Form S-3 (Registration

No. 333-203237) and Registration Statement on Form S-8 (Registration No. 333-150982) of the

above items as included in the 10-K.

Dated at Saskatoon, Saskatchewan this 17 of February, 2023.

“signed”

________________________________________________

William Bagnell

Technical Director, Underground Mining and Manager, Consulting